Exhibit 99.1

Earnings Press Release dated October 21, 2010

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

October 21, 2010

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER EARNINGS OF $24 MILLION OR $0.07 PER SHARE

Realizes operating earnings of $0.08 per share, excluding one-time costs

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $24.1 million, or $0.07 per share, for the third quarter of 2010, compared to $16.0 million, or $0.04 per share, for the second quarter of 2010, and $26.8 million, or $0.08 per share, for the third quarter of 2009. Included in both this quarter’s and the second quarter’s results are pre-tax merger-related expenses, core system conversion costs and one-time charges totaling $5.3 million and $23.2 million, respectively. Excluding the effect of these items, net income would have been $27.7 million, or $0.08 per share, for the third quarter of 2010 and $31.8 million, or $0.09 per share, for the second quarter of 2010. Third quarter 2010 earnings reflect a modest increase in the net interest margin despite pressure associated with the historically low interest rate environment and the company’s asset sensitive balance sheet, and an increase in the provision for loan losses.

As previously reported, People’s United Financial completed its acquisitions of Financial Federal Corporation on February 19, 2010 and Butler Bank on April 16, 2010. Accordingly, Financial Federal’s and Butler Bank’s results of operations are included as of the respective acquisition dates, and prior period results have not been restated to include Financial Federal and Butler Bank.

The Board of Directors of People’s United Financial declared a $0.1550 per share quarterly dividend, payable November 15, 2010 to shareholders of record on November 1, 2010. Based on the closing stock price on October 20, 2010, the dividend yield on People’s United Financial common stock is 4.7 percent.

“We began the third quarter by successfully completing our core system conversion and commencing the process of rebranding our branches throughout New England to People’s United Bank,” stated Jack Barnes, President and Chief Executive Officer. “We also announced the acquisitions of Smithtown Bancorp, Inc. and LSB Corporation, both of which are expected to close in November, pending regulatory and shareholder approvals, and our integration plans for these acquisitions are well under way.”

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People’s United Financial, Inc. Reports 3Q Earnings

Barnes added, “Our performance this quarter continues to reflect the benefits from our focused commercial, wealth management and retail banking strategy. While growth in the commercial banking portfolio was offset by declines in residential mortgage and consumer lending, we are pleased by our strong pipeline for both commercial and residential mortgage loans.”

Barnes concluded, “The strength of our capital and liquidity, asset quality and earnings, as well as the fact that our balance sheet remains funded almost entirely by deposits and stockholders’ equity, continue to set us apart from most in the industry.”

“On an operating basis, excluding merger-related expenses, core system conversion costs and one-time charges, earnings were $28 million or 8 cents per share this quarter,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “Significant drivers of the company’s performance in the third quarter were an improvement in the net interest margin and higher net loan charge-offs. The net interest margin improved 5 basis points to 3.73 percent, primarily attributable to higher investment income and a reduction in our cost of deposits.”

Regarding the increase in net loan charge-offs, Burner commented, “Two construction loans accounted for $9.8 million, or 45 percent, of this quarter’s total. These loans had been previously identified and carried specific reserves totaling $9.0 million at June 30, 2010.”

Loans acquired in connection with acquisitions have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolios. For the originated loan portfolio, representing all loans other than those acquired, non-accrual loans totaled $251.4 million at September 30, 2010, and the ratio of originated non-accrual loans to originated loans was 1.77 percent, compared to $219.7 million and 1.56 percent, respectively, at June 30, 2010. Non-accrual loans in the acquired loan portfolios, which represent those loans acquired that meet our definition of non-accrual but for which the risk of loss has already been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement, totaled $59.4 million at September 30, 2010.

Non-performing assets totaled $312.0 million at September 30, 2010, up from $284.5 million at June 30, 2010. Non-performing assets equaled 2.18 percent of originated loans, REO and repossessed assets at September 30, 2010 compared to 2.01 percent at June 30, 2010. At September 30, 2010, the allowance for loan losses as a percentage of originated loans was 1.21 percent and as a percentage of originated non-accrual loans was 69 percent, compared to 1.23 percent and 79 percent, respectively, at June 30, 2010.

Third quarter net loan charge-offs totaled $21.8 million compared to $17.8 million in the second quarter of 2010. Net loan charge-offs as a percent of average loans on an annualized basis were 0.57 percent in the third quarter of 2010 compared to 0.46 percent in this year’s second quarter. The level of the allowance for loan losses is unchanged from June 30, 2010.

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People’s United Financial, Inc. Reports 3Q Earnings

In the third quarter of 2010, return on average tangible assets was 0.48 percent and return on average tangible stockholders’ equity was 2.7 percent, compared to 0.32 percent and 1.7 percent, respectively, for the second quarter of 2010. At September 30, 2010, People’s United Financial’s tangible equity ratio stood at 17.8 percent.

Conference Call

On October 22, 2010, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement and our acquisition announcements. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

3Q 2010 Financial Highlights

Summary

•	Net income totaled $24.1 million, or $0.07 per share.

•	Operating earnings were $27.7 million, or $0.08 per share.

•	Net interest income totaled $175.8 million.

•	Net interest margin increased 5 basis points from 2Q10 to 3.73%.

•	Average securities increased $759 million and average short-term investments decreased $642 million from 2Q10. Total investment income increased $3.0 million from 2Q10.

•	Average deposits increased $97 million and the interest cost on deposits declined 4 basis points from 2Q10.

•	Provision for loan losses totaled $21.8 million.

•	Net loan charge-offs totaled $21.8 million in 3Q10.

•	Non-interest income totaled $75.9 million in 3Q10 compared to $76.8 million in 2Q10.

•	Non-interest expense totaled $194.2 million in 3Q10 compared to $209.8 million in 2Q10.

•	3Q10 and 2Q10 include a total of $5.3 million and $7.9 million, respectively, of merger-related expenses and core system conversion costs.

•	2Q10 includes $15.3 million of one-time charges related to the former CEO separation agreement.

•	Effective income tax rate was 32.5% in 3Q10 and 32.1% in the first nine months of 2010.

•	Excluding a $1.2 million non-taxable BOLI death benefit recorded in 2Q10, the income tax rate was 32.6% in the first nine months of 2010.

Commercial Banking

•	Average commercial banking loans, excluding acquired loans, increased $88 million from 2Q10 to $9.6 billion.

•	Non-performing commercial banking assets, excluding acquired non-accrual loans, totaled $205.1 million at September 30, 2010, a $23.1 million increase from June 30, 2010.

•	The ratio of originated non-accrual commercial banking loans to originated commercial banking loans was 1.59% at September 30, 2010 compared to 1.36% at June 30, 2010.

•	Net loan charge-offs totaled $18.2 million, or 0.69% annualized, of average commercial banking loans in 3Q10, compared to $16.5 million, or 0.62% annualized, in 2Q10.

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People’s United Financial, Inc. Reports 3Q Earnings

Retail & Business Banking

•	Average residential mortgage loans totaled $2.5 billion, a $74 million decrease from 2Q10.

•	Net loan charge-offs totaled $1.2 million, or 0.20% annualized, of average residential mortgage loans.

•	The ratio of originated non-accrual residential mortgage loans to originated residential mortgage loans was 3.68% at September 30, 2010 compared to 3.40% at June 30, 2010.

•	Average home equity loans totaled $2.0 billion, a $12 million decrease from 2Q10.

•	Net loan charge-offs totaled $1.3 million, or 0.26% annualized, of average home equity loans.

•	Average indirect auto loans totaled $176 million, an $11 million decrease from 2Q10.

•	Net loan charge-offs totaled $0.3 million, or 0.59% annualized, of average indirect auto loans.

Wealth Management

•	Wealth Management income increased $1.0 million from 2Q10.

•	Investment management fees decreased $1.0 million (reflecting the timing of certain annual fees) and insurance revenue increased $2.0 million (reflecting the seasonal nature of insurance renewals).

•

Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $17.1 billion at September 30, 2010 compared to $16.4 billion at June 30, 2010, primarily reflecting new business acquired during 3Q10 and market appreciation.

People’s United Financial, a diversified financial services company with $22 billion in assets, provides commercial banking, retail and business banking, and wealth management services through a network of nearly 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; (11) success in addressing management succession issues in a timely and effective manner; and (12) possible changes in regulation resulting from or relating to recently enacted financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisitions of Financial Federal Corporation on February 19, 2010 and Butler Bank on April 16, 2010. Accordingly, Financial Federal’s and Butler Bank’s results of operations are included beginning with the respective acquisition dates, and prior period results have not been restated to include Financial Federal and Butler Bank.

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Operating Data:
Net interest income	$175.8	$173.8	$159.6	$147.5	$145.3
Provision for loan losses	21.8	17.8	9.5	13.6	21.5
Non-interest income (1)	75.9	76.8	70.6	71.7	80.2
Non-interest expense (2)	194.2	209.8	200.3	172.2	165.1
Income before income tax expense	35.7	23.0	20.4	33.4	38.9
Net income	24.1	16.0	13.6	24.9	26.8

Selected Statistical Data:
Net interest margin (3)	3.73%	3.68%	3.47%	3.19%	3.19%
Return on average assets (3)	0.44	0.29	0.26	0.47	0.51
Return on average tangible assets (3)	0.48	0.32	0.28	0.51	0.55
Return on average stockholders’ equity (3)	1.8	1.2	1.0	2.0	2.1
Return on average tangible stockholders’ equity (3)	2.7	1.7	1.5	2.8	3.0
Efficiency ratio (4)	71.8	72.7	75.9	73.7	71.3

Per Common Share Data:
Diluted earnings per share	$0.07	$0.04	$0.04	$0.07	$0.08
Dividends paid per share	0.1550	0.1550	0.1525	0.1525	0.1525
Dividend payout ratio	230.4%	352.0%	376.2%	204.7%	191.3%
Book value (end of period)	$15.04	$15.10	$15.12	$15.20	$15.24
Tangible book value (end of period) (4)	10.07	10.14	10.25	10.68	10.71
Stock price:
High	14.35	16.79	17.08	17.16	17.41
Low	12.56	13.49	15.07	15.15	14.84
Close (end of period)	13.09	13.50	15.62	16.70	15.56
Common shares (end of period) (in millions) (4)	356.73	358.51	362.25	335.63	335.62
Weighted average diluted common shares (in millions)	354.99	358.24	344.82	332.56	332.19

(1)	Includes net security gains of $4.7 million for the three months ended Sept. 30, 2009.
(2)	Includes a total of $5.3 million, $23.2 million, $23.4 million and $4.5 million of merger-related expenses, core system conversion costs and one-time charges for the three months ended Sept. 30, 2010, June 30, 2010, March 31, 2010 and Dec. 31, 2009, respectively.
(3)	Annualized.
(4)	See non-GAAP financial measures and reconciliation to GAAP on page 15.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Nine Months Ended
(dollars in millions, except per share data)	Sept. 30, 2010	Sept. 30, 2009
Operating Data:
Net interest income	$509.2	$429.3
Provision for loan losses	49.1	43.4
Non-interest income (1)	223.3	237.4
Non-interest expense (2)	604.3	512.4
Income before income tax expense	79.1	110.9
Net income	53.7	76.3

Selected Statistical Data:
Net interest margin (3)	3.63%	3.18%
Return on average assets (3)	0.33	0.49
Return on average tangible assets (3)	0.36	0.53
Return on average stockholders’ equity (3)	1.3	2.0
Return on average tangible stockholders’ equity (3)	2.0	2.8
Efficiency ratio (4)	73.4	73.4

Per Common Share Data:
Diluted earnings per share	$0.15	$0.23
Dividends paid per share	0.4625	0.4550
Dividend payout ratio	303.5%	199.9%
Book value (end of period)	$15.04	$15.24
Tangible book value (end of period) (4)	10.07	10.71
Stock price:
High	17.08	18.54
Low	12.56	14.72
Close (end of period)	13.09	15.56
Common shares (end of period) (in millions) (4)	356.73	335.62
Weighted average diluted common shares (in millions)	352.72	332.01

(1)	Includes net security gains of $22.1 million for the nine months ended Sept. 30, 2009.
(2)	Includes a total of $51.9 million of merger-related expenses, core system conversion costs and one-time charges for the nine months ended Sept. 30, 2010. Also includes an FDIC special assessment charge of $8.4 million for the nine months ended Sept. 30, 2009.
(3)	Annualized.
(4)	See non-GAAP financial measures and reconciliation to GAAP on page 15.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Financial Condition Data:
General:
Total assets	$21,897	$21,950	$21,588	$21,257	$20,810
Loans	15,215	15,215	15,311	14,234	14,302
Short-term investments (1)	1,218	1,944	2,527	3,492	3,077
Securities	2,478	1,787	886	902	550
Allowance for loan losses	173	173	173	173	173
Goodwill and other acquisition-related intangibles	1,772	1,778	1,767	1,515	1,520
Deposits	15,675	15,834	15,397	15,446	15,050
Borrowings	254	141	175	159	154
Subordinated notes	183	183	182	182	182
Stockholders’ equity	5,364	5,413	5,479	5,101	5,115
Non-performing assets (2)	312	285	248	206	193
Net loan charge-offs	21.8	17.8	9.5	13.6	16.0

Average Balances:
Loans	$15,208	$15,319	$14,680	$14,231	$14,454
Short-term investments (1)	1,892	2,534	2,901	3,464	3,105
Securities	1,856	1,097	888	887	782
Total earning assets	18,956	18,950	18,469	18,582	18,341
Total assets	21,955	21,872	21,260	21,132	20,870
Deposits	15,801	15,704	15,202	15,273	15,037
Total funding liabilities	16,175	16,052	15,573	15,616	15,365
Stockholders’ equity	5,404	5,458	5,275	5,106	5,135

Ratios:
Net loan charge-offs to average loans (annualized)	0.57%	0.46%	0.26%	0.38%	0.44%
Non-performing assets to originated loans, REO and repossessed assets (2)	2.18	2.01	1.74	1.44	1.35
Allowance for loan losses to:
Originated loans (2)	1.21	1.23	1.22	1.21	1.21
Originated non-accrual loans (2)	68.6	78.5	89.7	102.2	98.2
Average stockholders’ equity to average total assets	24.6	25.0	24.8	24.2	24.6
Stockholders’ equity to total assets	24.5	24.7	25.4	24.0	24.6
Tangible stockholders’ equity to tangible assets	17.8	18.0	18.7	18.2	18.6
Total risk-based capital (3)	17.0	16.6	16.3	14.1	14.0

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired non-accrual loans.
(3)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s Sept. 30, 2010 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009
Assets
Cash and due from banks	$320.3	$357.5	$410.9
Short-term investments	478.1	1,199.2	1,933.0

Total cash and cash equivalents	798.4	1,556.7	2,343.9

Securities purchased under agreements to resell	740.0	745.0	1,144.0

Securities:
Trading account securities, at fair value	83.5	75.6	10.3
Securities available for sale, at fair value	2,305.0	1,621.8	453.4
Securities held to maturity, at amortized cost	55.1	55.3	55.3
Federal Home Loan Bank stock, at cost	33.9	33.9	31.1

Total securities	2,477.5	1,786.6	550.1

Loans:
Commercial real estate	5,493.1	5,478.7	5,365.8
Commercial	5,070.7	5,049.8	4,011.4
Residential mortgage	2,474.5	2,489.4	2,654.0
Consumer	2,176.5	2,197.0	2,270.4

Total loans	15,214.8	15,214.9	14,301.6
Less allowance for loan losses	(172.5)	(172.5)	(172.5)

Total loans, net	15,042.3	15,042.4	14,129.1

Goodwill and other acquisition-related intangibles	1,772.3	1,778.2	1,520.2
Premises and equipment	254.1	255.0	261.7
Bank-owned life insurance	239.1	239.4	235.2
Other assets	573.6	547.0	625.9

Total assets	$21,897.3	$21,950.3	$20,810.1

Liabilities
Deposits:
Non-interest-bearing	$3,427.2	$3,421.1	$3,192.8
Savings, interest-bearing checking and money market	7,880.1	7,907.6	6,926.0
Time	4,367.6	4,505.6	4,931.6

Total deposits	15,674.9	15,834.3	15,050.4

Borrowings:
Repurchase agreements	244.2	133.0	139.0
Federal Home Loan Bank advances	9.7	7.5	15.0

Total borrowings	253.9	140.5	154.0

Subordinated notes	182.9	182.5	181.5
Other liabilities	421.1	379.7	309.0

Total liabilities	16,532.8	16,537.0	15,694.9

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized;
374.6 million shares, 374.6 million shares and 348.4 million shares issued)	3.7	3.8	3.5
Additional paid-in capital	4,946.0	4,940.6	4,506.3
Retained earnings	798.5	831.1	943.4
Treasury stock, at cost (8.8 million shares, 6.9 million shares and 3.3 million shares)	(134.7)	(110.2)	(59.6)
Accumulated other comprehensive loss	(59.3)	(60.5)	(81.4)
Unallocated common stock of Employee Stock Ownership Plan, at cost (9.1 million shares, 9.2 million shares and 9.5 million shares)	(189.7)	(191.5)	(197.0)

Total stockholders’ equity	5,364.5	5,413.3	5,115.2

Total liabilities and stockholders’ equity	$21,897.3	$21,950.3	$20,810.1

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Interest and dividend income:
Commercial real estate	$76.3	$75.6	$74.3	$74.1	$73.9
Commercial	68.1	69.7	58.0	48.1	49.6
Residential mortgage	27.1	28.3	28.6	31.4	35.1
Consumer	22.2	22.5	22.8	23.5	24.0

Total interest on loans	193.7	196.1	183.7	177.1	182.6
Securities	12.6	9.2	8.1	8.4	7.5
Short-term investments	0.8	1.5	1.7	1.8	1.4
Securities purchased under agreements to resell	0.4	0.1	0.1	0.2	0.4

Total interest and dividend income	207.5	206.9	193.6	187.5	191.9

Interest expense:
Deposits	27.6	29.0	29.7	35.9	42.5
Borrowings	0.3	0.3	0.5	0.4	0.3
Subordinated notes	3.8	3.8	3.8	3.7	3.8

Total interest expense	31.7	33.1	34.0	40.0	46.6

Net interest income	175.8	173.8	159.6	147.5	145.3
Provision for loan losses	21.8	17.8	9.5	13.6	21.5

Net interest income after provision for loan losses	154.0	156.0	150.1	133.9	123.8

Non-interest income:
Investment management fees	7.6	8.6	7.9	7.9	8.4
Insurance revenue	8.3	6.3	7.3	7.0	7.9
Brokerage commissions	2.8	2.8	2.8	2.9	2.8

Total wealth management income	18.7	17.7	18.0	17.8	19.1
Bank service charges	31.5	32.9	31.2	32.2	33.3
Merchant services income	6.9	6.4	5.8	6.3	6.7
Bank-owned life insurance	1.4	2.6	1.8	1.9	2.2
Net security gains (losses)	—	—	—	(0.1)	4.7
Net gains on sales of residential mortgage loans	2.4	2.7	2.8	3.0	5.2
Other non-interest income	15.0	14.5	11.0	10.6	9.0

Total non-interest income	75.9	76.8	70.6	71.7	80.2

Non-interest expense:
Compensation and benefits	93.2	92.6	96.3	89.2	86.0
Occupancy and equipment	28.0	28.5	29.8	28.0	27.5
Professional and outside service fees	18.5	20.8	13.6	10.0	11.6
Amortization of other acquisition-related intangibles	6.1	4.8	4.7	5.0	5.1
Merchant services expense	5.8	5.3	4.8	5.2	5.7
Merger-related expenses	1.0	2.8	14.7	2.0	—
Other non-interest expense	41.6	55.0	36.4	32.8	29.2

Total non-interest expense	194.2	209.8	200.3	172.2	165.1

Income before income tax expense	35.7	23.0	20.4	33.4	38.9
Income tax expense	11.6	7.0	6.8	8.5	12.1

Net income	$24.1	$16.0	$13.6	$24.9	$26.8

Basic and diluted earnings per common share	$0.07	$0.04	$0.04	$0.07	$0.08

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
(in millions, except per share data)	Sept. 30, 2010	Sept. 30, 2009
Interest and dividend income:
Commercial real estate	$226.2	$213.7
Commercial	195.8	150.8
Residential mortgage	84.0	113.6
Consumer	67.5	71.9

Total interest on loans	573.5	550.0
Securities	29.9	24.0
Short-term investments	4.0	4.7
Securities purchased under agreements to resell	0.6	0.6

Total interest and dividend income	608.0	579.3

Interest expense:
Deposits	86.3	137.5
Borrowings	1.1	1.1
Subordinated notes	11.4	11.4

Total interest expense	98.8	150.0

Net interest income	509.2	429.3
Provision for loan losses	49.1	43.4

Net interest income after provision for loan losses	460.1	385.9

Non-interest income:
Investment management fees	24.1	24.5
Insurance revenue	21.9	23.0
Brokerage commissions	8.4	9.3

Total wealth management	54.4	56.8

Bank service charges	95.6	96.6
Merchant services income	19.1	18.6
Bank-owned life insurance	5.8	6.5
Net security gains	—	22.1
Net gains on sales of residential mortgage loans	7.9	10.9
Other non-interest income	40.5	25.9

Total non-interest income	223.3	237.4

Non-interest expense:
Compensation and benefits	282.1	261.3
Occupancy and equipment	86.3	81.8
Professional and outside service fees	52.9	34.0
Amortization of other acquisition-related intangibles	15.6	15.6
Merchant services expense	15.9	15.8
Merger-related expenses	18.5	—
Other non-interest expense	133.0	103.9

Total non-interest expense	604.3	512.4

Income before income tax expense	79.1	110.9
Income tax expense	25.4	34.6

Net income	$53.7	$76.3

Basic and diluted earnings per common share	$0.15	$0.23

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	Sept. 30, 2010			June 30, 2010			Sept. 30, 2009
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$1,176.2	$0.8	0.28%	$2,262.1	$1.5	0.26%	$2,344.7	$1.4	0.23%
Securities purchased under agreements to resell	715.8	0.4	0.21	271.4	0.1	0.20	760.0	0.4	0.19
Securities (2)	1,855.9	12.6	2.72	1,096.7	9.2	3.33	782.5	7.5	3.84
Loans:
Commercial real estate	5,464.7	76.3	5.59	5,461.4	75.6	5.54	5,302.3	73.9	5.58
Commercial	5,096.4	68.9	5.40	5,112.1	70.5	5.52	4,072.8	50.4	4.94
Residential mortgage	2,463.2	27.1	4.41	2,536.9	28.3	4.46	2,808.9	35.1	5.00
Consumer	2,184.1	22.2	4.06	2,208.8	22.5	4.08	2,269.9	24.0	4.24

Total loans	15,208.4	194.5	5.12	15,319.2	196.9	5.14	14,453.9	183.4	5.08

Total earning assets	18,956.3	$208.3	4.40%	18,949.4	$207.7	4.38%	18,341.1	$192.7	4.20%

Other assets	2,998.3			2,922.5			2,529.0

Total assets	$21,954.6			$21,871.9			$20,870.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,432.4	$—	—%	$3,357.0	$—	—%	$3,222.4	$—	—%
Savings, interest-bearing checking and money market	7,929.6	12.0	0.61	7,817.7	12.3	0.63	6,798.0	11.6	0.68
Time	4,439.1	15.6	1.40	4,529.4	16.7	1.48	5,016.4	30.9	2.47

Total deposits	15,801.1	27.6	0.70	15,704.1	29.0	0.74	15,036.8	42.5	1.13

Borrowings:
Repurchase agreements	178.5	0.2	0.47	151.8	0.2	0.44	132.1	0.1	0.47
Federal Home Loan Bank advances	9.8	0.1	5.19	8.6	0.1	6.12	14.6	0.2	5.30
Other	2.7	—	—	4.9	—	—	—	—	—

Total borrowings	191.0	0.3	0.71	165.3	0.3	0.72	146.7	0.3	0.95

Subordinated notes	182.7	3.8	8.28	182.3	3.8	8.30	181.3	3.8	8.34

Total funding liabilities	16,174.8	$31.7	0.78%	16,051.7	$33.1	0.83%	15,364.8	$46.6	1.21%

Other liabilities	375.6			362.3			370.8

Total liabilities	16,550.4			16,414.0			15,735.6
Stockholders’ equity	5,404.2			5,457.9			5,134.5

Total liabilities and stockholders’ equity	$21,954.6			$21,871.9			$20,870.1

Net interest income/spread (3)		$176.6	3.62%		$174.6	3.55%		$146.1	2.99%

Net interest margin			3.73%			3.68%			3.19%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $0.8 million for the three months ended Sept. 30, 2010, June 30, 2010 and Sept. 30, 2009.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	Sept. 30, 2010			Sept. 30, 2009
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,031.8	$4.0	0.26%	$2,239.6	$4.7	0.28%
Securities purchased under agreements to resell	406.4	0.6	0.20	347.0	0.6	0.20
Securities (2)	1,283.9	29.9	3.10	950.1	24.0	3.38
Loans:
Commercial real estate	5,439.9	226.2	5.55	5,160.1	213.7	5.52
Commercial	4,919.9	198.2	5.37	4,152.4	153.4	4.92
Residential mortgage	2,502.1	84.0	4.48	2,971.3	113.6	5.10
Consumer	2,209.3	67.5	4.07	2,266.2	71.9	4.23

Total loans	15,071.2	575.9	5.10	14,550.0	552.6	5.06

Total earning assets	18,793.3	$610.4	4.33%	18,086.7	$581.9	4.29%

Other assets	2,904.6			2,544.6

Total assets	$21,697.9			$20,631.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,352.8	$—	—%	$3,173.9	$—	—%
Savings, interest-bearing checking and money market	7,723.6	35.9	0.62	6,564.1	36.3	0.74
Time	4,494.8	50.4	1.50	5,020.8	101.2	2.69

Total deposits	15,571.2	86.3	0.74	14,758.8	137.5	1.24

Borrowings:
Repurchase agreements	165.0	0.6	0.45	152.9	0.5	0.45
Federal Home Loan Bank advances	9.9	0.3	5.58	14.7	0.6	5.29
Other	7.0	0.2	3.26	2.8	—	1.96

Total borrowings	181.9	1.1	0.84	170.4	1.1	0.89

Subordinated notes	182.4	11.4	8.30	181.0	11.4	8.36

Total funding liabilities	15,935.5	$98.8	0.83%	15,110.2	$150.0	1.32%

Other liabilities	382.9			367.8

Total liabilities	16,318.4			15,478.0
Stockholders’ equity	5,379.5			5,153.3

Total liabilities and stockholders’ equity	$21,697.9			$20,631.3

Net interest income/spread (3)		$511.6	3.50%		$431.9	2.97%

Net interest margin			3.63%			3.18%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $2.4 million and $2.6 million for the nine months ended Sept. 30, 2010 and 2009, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Originated non-accrual loans:
Residential mortgage	$87.0	$80.9	$66.7	$52.7	$49.8
Commercial real estate	85.0	67.2	65.8	72.4	80.2
Equipment financing	35.1	37.0	23.1	20.6	18.6
Commercial	34.3	25.2	28.9	17.4	21.0
Consumer	9.5	9.0	7.5	5.7	6.1
Indirect auto	0.5	0.4	0.3	—	—

Total originated non-accrual loans (1)	251.4	219.7	192.3	168.8	175.7
Repossessed assets	25.7	27.6	31.8	12.9	6.8
Real estate owned (“REO”)	34.9	37.2	23.4	23.9	10.2

Total non-performing assets	$312.0	$284.5	$247.5	$205.6	$192.7

Acquired non-accrual loans (2)	$59.4	$60.1	$51.7	$—	$—

Originated non-accrual loans as a percentage of originated loans (3)	1.77%	1.56%	1.36%	1.19%	1.23%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets (3)	2.18	2.01	1.74	1.44	1.35
Tangible stockholders’ equity and allowance for loan losses	8.29	7.47	6.37	5.47	5.11

(1)	Reported net of government guarantees totaling $8.8 million at Sept. 30, 2010, $6.8 million at June 30, 2010, $7.3 million at March 31, 2010, $8.3 million at Dec. 31, 2009 and $7.2 million at Sept. 30, 2009.
(2)	Represents acquired loans that meet People’s United’s definition of a non-accrual loan but for which the risk of credit loss has been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement.
(3)	Calculations exclude acquired loans. Including acquired loans and acquired non-accrual loans at Sept. 30, 2010, June 30, 2010 and March 31, 2010, non-accrual loans were 2.04%, 1.84% and 1.59% of total loans, and non-performing assets were 2.43%, 2.26% and 1.95% of total loans, REO and repossessed assets, respectively.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Balance at beginning of period	$172.5	$172.5	$172.5	$172.5	$167.0
Charge-offs	(22.6)	(19.0)	(10.9)	(14.5)	(17.2)
Recoveries	0.8	1.2	1.4	0.9	1.2

Net loan charge-offs	(21.8)	(17.8)	(9.5)	(13.6)	(16.0)
Provision for loan losses	21.8	17.8	9.5	13.6	21.5

Balance at end of period	$172.5	$172.5	$172.5	$172.5	$172.5

Allowance for loan losses as a percentage of:
Originated loans	1.21%	1.23%	1.22%	1.21%	1.21%
Originated non-accrual loans	68.6	78.5	89.7	102.2	98.2

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Commercial real estate	$13.5	$4.8	$5.8	$1.5	$7.7
Commercial	3.1	8.0	0.8	4.3	1.5
Consumer	2.1	0.7	1.3	1.9	1.3
Equipment financing	1.6	3.7	0.9	4.0	2.0
Residential mortgage	1.2	0.4	0.1	1.2	2.6
Indirect auto	0.3	0.2	0.6	0.7	0.9

Total	$21.8	$17.8	$9.5	$13.6	$16.0

Net loan charge-offs to average loans (annualized)	0.57%	0.46%	0.26%	0.38%	0.44%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and operating earnings. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles and fair value adjustments, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to, merger-related expenses, core system conversion costs, and one-time charges related to executive-level management separation agreements, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is calculated by dividing operating earnings by the weighted average number of dilutive common shares outstanding for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

	As of and for the Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Efficiency Ratio
Total non-interest expense	$194.2	$209.8	$200.3	$172.2	$165.1
Less: Amortization of other acquisition-related intangibles	6.1	4.8	4.7	5.0	5.1
Fair value adjustments	0.8	0.8	0.8	0.8	0.8
Other	3.9	18.9	17.6	2.5	(0.5)

Total	$183.4	$185.3	$177.2	$163.9	$159.7

Net interest income (1)	$176.6	$174.6	$160.4	$148.3	$146.1
Total non-interest income	75.9	76.8	70.6	71.7	80.2
Add: Fair value adjustments	2.2	2.2	1.6	1.6	1.6
Net security losses	—	—	—	0.1	—
BOLI FTE adjustment (1)	0.7	1.4	1.0	1.0	1.1
Less: Net security gains	—	—	—	—	4.7
Other	—	—	—	0.3	0.3

Total	$255.4	$255.0	$233.6	$222.4	$224.0

Efficiency ratio	71.8%	72.7%	75.9%	73.7%	71.3%

Operating Earnings
Net income, as reported	$24.1	$16.0	$13.6	$24.9	$26.8
Add: Adjustments, net of tax (2)	3.6	15.8	15.6	3.1	—

Operating earnings	$27.7	$31.8	$29.2	$28.0	$26.8

Operating earnings per share	$0.08	$0.09	$0.08	$0.08	$0.08

Tangible Stockholders’ Equity
Total stockholders’ equity	$5,364	$5,413	$5,479	$5,101	$5,115
Less: Goodwill and other acquisition-related intangibles	1,772	1,778	1,767	1,515	1,520

Tangible stockholders’ equity	$3,592	$3,635	$3,712	$3,586	$3,595

Total assets	$21,897	$21,950	$21,588	$21,257	$20,810
Less: Goodwill and other acquisition-related intangibles	1,772	1,778	1,767	1,515	1,520

Tangible assets	$20,125	$20,172	$19,821	$19,742	$19,290

Tangible equity ratio	17.8%	18.0%	18.7%	18.2%	18.6%

Common shares issued	374.63	374.64	374.76	348.25	348.38
Less: Common shares classified as treasury shares	8.75	6.90	3.19	3.21	3.27
Unallocated ESOP common shares	9.15	9.23	9.32	9.41	9.49

Common shares	356.73	358.51	362.25	335.63	335.62

Tangible book value per share	$10.07	$10.14	$10.25	$10.68	$10.71

(1)	Fully taxable equivalent.
(2)	Represents pre-tax merger-related expenses, core system conversion costs and one-time charges totaling $5.3 million, $23.2 million, $23.4 million and $4.5 million for the three months ended Sept. 30, 2010, June 30, 2010, March 31, 2010 and Dec. 31, 2009, respectively, less related income taxes.